Exhibit 10.1

AMENDMENT NO. 2 TO PARENT GUARANTY

AMENDMENT NO. 2, dated as of January 25, 2008 (this “Second Amendment”), to the Parent Guaranty (as amended by Amendment No. 1, dated as of February 23, 2007, and as further amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Guaranty”; as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guaranty”), dated as of March 17, 2006, executed by ANTHRACITE CAPITAL, INC. (“Anthracite”) as guarantor (the “Guarantor”) in favor of BANK OF AMERICA, N.A., as the lender (the “Lender”) under the Credit Agreement (as defined below).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Guaranty.

RECITALS

WHEREAS, the Guarantor is party to that certain Credit Agreement, dated as of March 17, 2006 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) among AHR Capital BofA Limited, a limited company organized under the laws of Ireland, as a borrower, Anthracite as the borrower agent, the other borrowers from time to time party thereto and the Lender;

WHEREAS, as a condition to the Credit Agreement, the Guarantor has executed the Guaranty;

WHEREAS, the Guarantor and the Lender desire to amend the Guaranty in the manner and on the terms set forth herein;

NOW THEREFORE, the Guarantor and the Lender hereby agree, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, that the Existing Guaranty is hereby amended as follows:

SECTION 1. Amendment.  The Existing Guaranty is hereby amended by deleting Section 10(a) thereof in its entirety and substituting the following in lieu thereof:

“(a) Maintenance of Tangible Net Worth.  Tangible Net Worth at the end of each fiscal quarter shall not be less than the sum of (i) $400,000,000, plus, (ii) an amount equal to 75% of any Equity Proceeds received by the Guarantor on or after July 20, 2007;”

SECTION 2. Conditions Precedent.  This Second Amendment shall become effective on the date (the “Second Amendment Effective Date”) on which the following conditions precedent shall have been satisfied:

(a) the Lender shall have received this Second Amendment, executed and delivered by a duly authorized officer of the Guarantor and the Lender; and

(b) each of the representations and warranties made and restated by the Guarantor pursuant to Section 3 of this Second Amendment shall be true and complete in all material respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all material respects as of such other date).

SECTION 3. Representations and Warranties. On and as of the date first above written, the Guarantor hereby represents and warrants to the Lender that (a) it is in compliance with all the terms and provisions set forth in the Loan Documents as amended hereby on its part to be observed or performed, (b) no Default or Event of Default has occurred and is continuing, and (c) the representations and warranties contained in Section 9 of the Guaranty are true and correct in all material respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all material respects as of such other date).

SECTION 4. Limited Effect. Except as expressly amended and modified by this Second Amendment, the Existing Guaranty shall continue to be, and shall remain, in full force and effect in accordance with its terms; provided, however, that upon the Second Amendment Effective Date, all references therein and herein to the “Loan Documents” shall be deemed to include, in any event, this Second Amendment.  Each reference to the Guaranty in any of the Loan Documents shall be deemed to be a reference to the Guaranty as amended hereby.

SECTION 5. Counterparts.  This Second Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Second Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 6. GOVERNING LAW.  THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered as of the day and year first above written.

ANTHRACITE CAPITAL, INC., a Maryland corporation, as Guarantor

By:	/s/ Richard Shea
	Name:	Richard Shea
	Title:	President and Chief Operating Officer

BANK OF AMERICA N.A., as Lender

By:	/s/ Peter Cookson
	Name:	Peter Cookson
	Title:	Managing Director